JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of ANDES 4 Inc. of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

 Dated: July 31, 2015

By:	/s/ Wenfa "Simon" Sun
Wenfa "Simon" Sun, individually

CHONGQING FIELD INDUSTRIAL COMPANY LTD. Dated: July 31, 2015
By:	/s/ Wenfa "Simon" Sun
Wenfa "Simon" Sun, Director

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